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EXHIBIT 10.27.10
                           ACKNOWLEDGMENT AND RELEASE

This acknowledgment and release (the "Acknowledgment") by and among Eurotech, Ltd., a District of Columbia corporation ("Eurotech"), Trylon Metrics, Inc. ("Trylon") and ipPartners Inc. ("ipPartners") is dated as of this 24th day of July 2002 and incorporates certain terms and provisions contained in a Technology Development Agreement of even date herewith ("TDA"). Terms capitalized herein and not otherwise defined shall have those meanings ascribed to them in the TDA.

WHEREAS, the parties hereto have previously entered into the following agreements: An agreement between Trylon Metrics, Inc., ipPartners and Eurotech regarding APTISTM Integrated Metal and Explosives Screening Portal Product Development Agreement, dated March 14, 2002 (the "AIMES Agreement"); the Consulting Agreement, dated February 14, 2001, by and between Eurotech and Tarini (the "Tarini Consulting Agreement"); the Technology Transfer Agreement, dated July 13, 2001, between Eurotech and Trylon (the "TTA"); the Consulting Agreement, dated July 13, 2001, by and among Eurotech, Trylon and ipPartners (the "Trylon Consulting Agreement"); and the Amendment to Technology Transfer Agreement, dated October 3, 2001, by and between Eurotech and Trylon ("Amended TTA").

WHEREAS, the AIMES Agreement, the Tarini Consulting Agreement, the Trylon Consulting Agreement, the TTA, and the Amended TTA shall collectively be known as the "Previous Agreements."

WHEREAS, it is the intention of the parties hereto to acknowledge that all obligations of Eurotech under these agreements have been timely and fully satisfied or otherwise superseded by the TDA.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth in this Acknowledgment, the parties hereto, intending to be legally bound, hereby agree as follows:

1. It is hereby acknowledged that those certain collective and individual obligations of Eurotech to Trylon and ipPartners arising from the Previous Agreements that are not otherwise superseded by the TDA have been timely and fully satisfied.

2. In consideration for the TDA and all obligations thereunder, in recognition of the payments made and actions undertaken by Eurotech pursuant to the Previous Agreements and without causing prejudice in any manner to those rights that have been assigned to Eurotech pursuant to the terms of the Previous Agreements, Trylon hereby agrees to release and forever discharge Eurotech, and/or any or all of its Officers, Directors, affiliates, representatives or agents from any and all claims, demands, causes of action, agreements, contracts or liabilities (however classified) relating to the Previous Agreements.

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3.       Without limiting the foregoing paragraph, it is further acknowledged by the parties hereto that all obligations of Eurotech in respect of Trylon pursuant to the Previous Agreements, specifically with regard to payment of any fees, are hereby released and discharged in accordance with Paragraph 2 above. Trylon further acknowledges and consents that the TDA supercedes its rights and obligations, if any, under the AIMES Agreement. To the extent that any fees are due and owing Trylon as a result of the Previous Agreements, those obligations shall now rest solely with ipPartners. Any right of recourse by Trylon for non-payment of any fees shall exist only as against ipPartners.

4. Nothing contained herein shall prejudice or affect the rights, duties and/or obligations of the parties with respect to the TDA. In the event of a conflict of terms between this Acknowledgment and the TDA, the TDA shall govern.



     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment as of the date first above written.


         Eurotech, Ltd.                           ipPartners Inc.



         /S/ TODD J. BROMS                        /S/ ROBERT TARINI
         -----------------                        -----------------
         Todd J. Broms                            Robert Tarini
         President and CEO                        President


                                                  Trylon Metrics, Inc.



                                                  /S/ ROBERT TARINI
                                                  -----------------
                                                  By: Robert Tarini
                                                  Title: President


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